UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: April 30, 2012

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA		70433
(Address of Principal Executive Offices)		(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On April 30, 2012, in accordance with the Notice of Redemption sent on March 30, 2012, Hornbeck Offshore Services, Inc. (“the Company”) redeemed the remaining balance of $47,795,000 in aggregate principal amount of its 6.125% Senior Notes due 2014 (CUSIP 440543 AB 2) (“2004 Notes”) at a redemption price of $1,010.21 per $1,000 principal amount, or an aggregate of approximately $48,283,000, plus accrued interest. The redemption was funded with proceeds raised in the Company’s March 2012 issuance of $375 million in aggregate principal amount of 5.875% Senior Notes due 2020.

The Company expects to record a loss on early extinguishment of debt of approximately $0.8 million, or $0.01 per diluted share after-tax, during the second quarter of 2012 in connection with the April 30, 2012 redemption. The loss on early extinguishment of debt was comprised of a bond redemption premium, related fees and expenses and the write-off of unamortized original issue discount and deferred financing costs related to the redemption of the 2004 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: May 4, 2012	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief
Financial Officer

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